EXHIBIT 10.8
AMENDMENT NO. 2 TO
ATHERSYS, INC. AMENDED AND RESTATED REGISTRATION RIGHTS
AGREEMENT
     This Amendment No. 2, dated as of November 19, 2002 (this “Amendment”) to the Amended and Restated Registration Rights Agreement dated as of April 28, 2000, and as amended by Amendment No. 1 to Athersys, Inc. Amended and Restated Registration Rights Agreement dated as of January 29, 2002 (as so amended, the “Agreement”), is by and among Athersys, Inc., a Delaware corporation (the “Company”), the New Stockholders (as defined below), the Investors, Biotech and the Stockholders (each as defined in the Agreement).
RECITALS:
     WHEREAS, the Company, MCL LLC (“MCL”) and Leo T. Furcht, M.D. (“Furcht”) have entered into an Option Agreement (the “Option Agreement”), pursuant to which the Company has granted MCL an irrevocable option, exercisable at certain times and under certain conditions as set forth in the Option Agreement, to cause MCL to merge with and into a wholly owned subsidiary of the Company on the terms and conditions set forth in an agreement and plan of merger to be entered into by and among the Company, Merger Sub, MCL and Furcht (the “Merger Agreement”), and (ii) MCL has granted to the Company an irrevocable option, exercisable at certain times and under certain conditions as set forth in the Option Agreement, to cause MCL to merge with and into Merger Sub on the terms and conditions set forth in the Merger Agreement; and
     WHEREAS, pursuant to the terms of the Merger Agreement, shares of the Company’s Common Stock, par value $.01 per share, are to be issued on the terms and conditions contained in the Merger Agreement to the Holders, as defined in the Merger Agreement (the “New Stockholders”); and
     WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Merger Agreement, that the Company, the Investors, Biotech and the Stockholders enter into this Amendment and that the New Stockholders become party to the Agreement and this Amendment.
AGREEMENTS:
     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
     1. Effective as of the Effective Time, as defined in the Merger Agreement, the New Stockholders will be included on Schedule B to the Agreement and thereafter deemed to be parties to such Agreement and such New Stockholders thereafter shall for all purposes under the Agreement be deemed to be Stockholders (as defined in the Agreement).

     2. Schedule B to the Agreement shall be deemed amended in a manner consistent with this Agreement.
     3. All covenants and agreements in this Amendment by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.
     4. This Amendment may be executed in multiple counterparts, each of which constitutes an original, and all of which taken together shall constitute one and the same Amendment.
     5. This Amendment shall be governed by the laws of the State of Delaware, without reference to its conflict of law principles.
     6. Where necessary or appropriate to the meaning hereof, the singular, plural, masculine, feminine and neuter shall be deemed to include each other.
     7. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.
     8. This Amendment and the Agreement constitute the entire agreement of the parties and there are no other agreements, written or oral, between the parties related to the subject matter of this Amendment and the Agreement.
     9. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Amended and Restated Registration Rights Agreement as of the day and year first above written.

ATHERSYS, INC.
By:	/s/ Gil Van Bokkelen
Gil Van Bokkelen
President and Chief Executive Officer
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* Note:	conformed signatures of New Stockholders, Investors, Biotech and the Stockholders intentionally omitted from this filing.